SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                           Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                               TRISTAR CORPORATION
                (Name of Registrant as Specified in its Charter)


      _____________________________________________________________________
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

      2.    Aggregate number of securities to which transaction applies:

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      4.    Proposed maximum aggregate value of transaction:

      5.    Total fee paid:

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1.    Amount Previously Paid:
      2.    Form, Schedule or Registration Statement No.:
      3.    Filing Party:
      4.    Date Filed:

                               TRISTAR CORPORATION

                        12500 San Pedro Avenue, Suite 500
                            San Antonio, Texas 78216

                                 January 5, 2000

Dear Stockholder:

      On behalf of the Board of Directors, I cordially invite you to attend the 2000 Annual Meeting of Stockholders of TRISTAR CORPORATION. The Annual Meeting will be held on February 3, 2000, at 10:00 a.m., E.S.T., at the Company's global marketing offices at 225 West 34th Street, Suite 800, New York, New York 10122. The formal Notice of the Annual Meeting is set forth in the enclosed material.

      The matters expected to be acted upon at the meeting are described in the attached Proxy Statement. During the meeting, stockholders will have the opportunity to ask questions and comment on TRISTAR CORPORATION's operation.

      It is important that your views be represented whether or not you are able to be present at the Annual Meeting. Please sign and return the enclosed proxy card promptly.

      We appreciate your investment in TRISTAR CORPORATION and urge you to return your proxy card as soon as possible.


                                    Sincerely,


                                    Richard R. Howard
                                    PRESIDENT AND CHIEF EXECUTIVE OFFICER

================================================================================

                              TRISTAR CORPORATION

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

      Notice is hereby given that the Annual Meeting of Stockholders of TRISTAR CORPORATION (the "Company") will be held on February 3, 2000, at 10:00 a.m., E.S.T., at the Company's global marketing offices at 225 West 34th Street, Suite 800, New York, New York 10122 for the following purposes:

      1. to elect a Board of five directors to serve for the ensuing year and until their respective successors are duly elected and qualified;

      2. to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending August 26, 2000; and

      3. to transact such other business as may lawfully come before the Annual Meeting or any adjournment or adjournments thereof.

      Information with respect to the above matters is set forth in the Proxy Statement that accompanies this Notice.

      The Board of Directors has fixed the close of business on December 27, 1999 as the record date for determining stockholders entitled to notice of and to vote at the meeting. A complete list of the stockholders entitled to vote at the meeting will be maintained at the Company's principal executive offices during ordinary business hours for a period of ten days prior to the meeting. The list will be open to the examination of any stockholder for any purpose germane to the meeting during this time. The list will also be produced at the time and place of the meeting and will be open during the whole time thereof.

      So that we may be sure your shares will be voted at the Annual Meeting, please date, sign and return the enclosed proxy promptly. For your convenience, a postpaid return envelope is enclosed for your use in returning your proxy. If you attend the meeting, you may revoke your proxy and vote in person.

                                    By Order of the Board of Directors,


                                    RICHARD R. HOWARD
                                    PRESIDENT AND CHIEF EXECUTIVE OFFICER
San Antonio, Texas
January 5, 2000

      YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. EVEN IF YOU PLAN TO BE PRESENT, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE IN THE PROVIDED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY.

================================================================================

                              TRISTAR CORPORATION

                  ------------------------------------------

                                PROXY STATEMENT

                  ------------------------------------------


                        ANNUAL MEETING OF STOCKHOLDERS
                        To Be Held on February 3, 2000

GENERAL INFORMATION

      The enclosed proxy is solicited by the Board of Directors of TRISTAR CORPORATION, a Delaware corporation (the "Company"), for use at the Annual Meeting (the "Meeting" or "Annual Meeting") of Stockholders to be held on February 3, 2000, at 10:00 a.m., E.S.T., at the Company's global marketing offices at 225 West 34th Street, Suite 800, New York, New York 10122, and at any adjournment or adjournments thereof.

      The securities of the Company entitled to vote at the Annual Meeting consist of shares of common stock, $0.01 par value ("Common Stock"), and Series C Senior Convertible Preferred Stock, $0.05 par value ("Series C Stock"), of the Company. The Company has an additional 657,832 shares of preferred stock outstanding and not entitled to vote. At the close of business on December 27, 1999 (the "Record Date"), there were outstanding and entitled to vote 16,771,319 shares of Common Stock and 100,000 shares of Series C Stock. The holders of record of Common Stock on the Record Date will be entitled to one vote per share, and the holders of record of Series C Stock on the Record Date will be entitled to 11.034483 votes per share. The Company's Certificate of Incorporation does not permit cumulative voting in the election of directors.

      The Annual Report to Stockholders for the year ended August 28, 1999, has been or is being furnished with this Proxy Statement, which is being mailed on or about January 5, 2000, to the holders of record of Common Stock and preferred stock, $0.05 par value ("Preferred Stock," which includes the Series C Stock) on the Record Date. The Annual Report to Stockholders does not constitute a part of the proxy materials.

VOTING AND PROXY PROCEDURES

      Properly executed proxies received in time for the Meeting will be voted. Stockholders are urged to specify their choices on the proxy, but if no choice is specified, eligible shares will be voted FOR the election of the five nominees for director named herein and FOR ratification of the appointment of PricewaterhouseCoopers LLP ("PWC") as the Company's independent public accountants for the fiscal year ending August 26, 2000. At the date of the Proxy Statement, management of the Company knows of no other matters which are likely to be brought before the Annual Meeting.

      However, if any other matters should properly come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment on such matters.

      If the enclosed form of proxy is executed and returned, it may nevertheless be revoked by a later-dated proxy or by written notice filed with the Chief Financial Officer of the Company at the Company's corporate office at any time before the enclosed proxy is exercised. Stockholders attending the Annual Meeting may revoke their proxies and vote in person. The Company's corporate office is located at 12500 San Pedro Avenue, Suite 500, San Antonio, Texas 78216.

      The holders of a majority of the total shares of Common Stock and Preferred Stock issued and outstanding at the close of business on the Record Date, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The affirmative vote of a plurality of the total shares of Common Stock and Preferred Stock, voting together as a class, present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors, and the affirmative vote of a majority of the total shares of Common Stock and Series C Stock, voting together as a class, present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the ratification of the appointment of PWC as the Company's independent public accountants for the fiscal year ending August 26, 2000, and for any other matters as may properly come before the Annual Meeting or any adjournment thereof.

      Abstentions are counted toward the calculation of a quorum but are not treated as either a vote for or against a proposal. An abstention has the same effect as a vote against the proposal. Any unvoted position in a brokerage account will be considered as not voted and will not be counted toward fulfillment of quorum requirements.

      The cost of solicitation of proxies will be paid by the Company. In addition to solicitation by mail, proxies may be solicited by the directors, officers and employees of the Company, without additional compensation, by personal interview, telephone, telegram or otherwise. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries who hold the voting securities of record for the forwarding of solicitation materials to the beneficial owners thereof. The Company will reimburse such brokers, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies but reserves the option of doing so if it should appear that a quorum otherwise might not be obtained.

                           OWNERSHIP OF COMMON STOCK

PRINCIPAL STOCKHOLDERS

      The following table sets forth as of December 10, 1999, certain information with respect to Common Stock beneficially owned by persons who are known to the Company to be the beneficial owners of more than five percent of the issued and outstanding shares of Common Stock. For purposes of this Proxy Statement, beneficial ownership is defined in accordance with the rules of the Securities and Exchange Commission (the "Commission") to mean generally the power to vote or dispose of shares, regardless of any economic interest therein. The persons listed have sole voting power and sole dispositive power with respect to all shares set forth in the table unless otherwise specified in the footnotes to the table.

                                                         AMOUNT AND NATURE OF
         NAME AND ADDRESS                                BENEFICIAL OWNERSHIP            PERCENT OF CLASS(1)
        ------------------                              -----------------------         ---------------------
Sheth Group (2) ................................               14,697,984                        73.3%
Post Office Box 5551
Dubai, United Arab Emirates

Transvit Manufacturing Corporation (3) .........                9,477,810                        56.5%
1211 Geneva
25 Switzerland
Case Postale 69

Starion International Limited ..................                5,220,174(4)                     16.8%
Woodbourne Hall, P.O. Box 3162
Road Town, Tortola
British Virgin Islands

Ibrahim Ahmed Al-Musbahi .......................                1,700,000                        10.1%
c/o Al-Musbahi Establishment
P.O. Box 20002
Jeddah 21455
Saudi Arabia

Pioneer Ventures Associates, LP ................                1,268,448(5)                      6.6%
651 Day Hill Road
P.O. Box 40
Windsor, Connecticut 06095


--------------

(1) Based on 16,771,319 shares of Common Stock issued and outstanding on December 10, 1999.

(2) Shashikant S. Sheth, Jammadas Sheth, Kirit Sheth and Mahendra Sheth comprise the Sheth Group. The Sheth Group owns and controls Transvit Manufacturing Corporation ("Transvit"), Starion International Limited ("Starion B.V.I.") and Nevell Investments S.A. ("Nevell"). Includes 9,477,810 shares beneficially owned by Transvit; 5,220,174 shares beneficially owned by Starion B.V.I. (which includes 2,400,000 shares issuable upon the exercise of currently exercisable Common Stock warrants held by Starion B.V.I.); and 107,000 shares otherwise owned or controlled by the Sheth Group. The members of the Sheth Group share voting and investment power with respect to all of these shares

(3) Transvit shares voting and investment power with the members of the Sheth Group with respect to their cumulative shares.

(4) Includes 2,400,000 shares issuable upon the exercise of currently exercisable Common Stock warrants held by Starion B.V.I. Starion B.V.I. shares voting and investment power with the members of the Sheth Group with respect to all of these shares.

(5) Includes 1,103,448 shares of Common Stock issuable upon conversion of shares of Series C Senior Convertible Preferred Stock and 165,000 shares of Common Stock issuable upon the exercise of currently exercisable warrants.

MANAGEMENT

      The following table sets forth as of December 10, 1999, certain information with respect to the Company's Common Stock beneficially owned by each of its directors and nominees for director, each executive officer named in the Summary Compensation Table and by all of its directors and executive officers as a group. Such persons have sole voting power and sole dispositive power with respect to all shares set forth in the table unless otherwise specified in the footnotes to the table.

                                                             AMOUNT AND NATURE OF
           NAME AND ADDRESS                                  BENEFICIAL OWNERSHIP         PERCENT OF CLASS(1)
         --------------------                               ----------------------       ---------------------
Viren S. Sheth (2) ..............................                  480,000(3)                   2.86%
12500 San Pedro Avenue, Suite 500
San Antonio, Texas 78216

Richard R. Howard ...............................                  155,000(4)                      *
12500 San Pedro Avenue, Suite 500
San Antonio, Texas 78216

Richard P. Rifenburgh ...........................                   75,000(5)                      *
133 N. Pompano Beach Boulevard
Pompano Beach, Florida 33062

Robert R. Sparacino .............................                   50,000(6)                      *
175 Blackberry Drive
Stamford, Connecticut 06903

Aaron Zutler ....................................                   40,000(7)
80 Skyline Drive
Plainview, New York 11803

Jay J. Sheth (8) ................................                      -0-                         *
319 Pinner Road
North Harrow, Middlesex
HA1 4HF England

B.J. Harid ......................................                      -0-                         *
P.O. Box 5551
Dubai, United Arab Emirates

Robert A. Lerman (9) ............................                      -0-                         *
651 Day Hill Road, P.O. Box 40
Windsor, Connecticut 06095

Robert M. Viola .................................                   95,000(10)                     *
12500 San Pedro Avenue, Suite 500
San Antonio, Texas 78216

Peter C. Liman ..................................                   80,000(11)                     *
12500 San Pedro Avenue, Suite 500
San Antonio, Texas 78216



Stephen Naar                                                        30,000(12)                     *
12500 San Pedro Avenue, Suite 500
San Antonio, Texas 78216

All executive officers and directors as
 a group, eleven (11) persons                                    1,005,000(13)                   5.99%


--------------------------------------------------------------------------------

(1) Based on 16,771,319 shares of Common Stock issued and outstanding as of December 10, 1999.

(2) Viren S. Sheth, a director of the Company, although not a member of the Sheth Group, is the brother of three members of the Sheth Group. Viren S. Sheth disclaims beneficial ownership of shares beneficially owned by the Sheth Group.

(3) Represents 480,000 shares of Common Stock issuable upon exercise of options held by Viren S. Sheth.

(4) Represents 155,000 shares of Common Stock issuable upon exercise of options held by Richard R. Howard.

(5) Represents 75,000 shares of Common Stock issuable upon exercise of options held by Richard P. Rifenburgh.

(6) Represents 50,000 shares of Common Stock issuable upon exercise of options held by Robert R. Sparacino.

(7) Includes 30,000 shares of Common Stock issuable upon exercise of options held by Aaron Zutler.

(8) Jay J. Sheth, a director of the Company, although not a member of the Sheth Group, is the son of a member of the Sheth Group. Jay J. Sheth disclaims beneficial ownership of shares beneficially owned by the Sheth Group.

(9) Robert A. Lerman, a director of the Company, is the president of the managing member of Ventures Management Partners LLC ("VMP"), the general partner of Pioneer Ventures Associates, LP ("PVA"). Robert A. Lerman disclaims beneficial ownership of (i) Preferred Stock held by PVA and (ii) warrants to purchase Common Stock and the underlying shares of Common Stock thereto held by PVA and VMP, except as to his pecuniary interest therein, which is currently less than 1%.

(10) Represents 95,000 shares of Common Stock issuable upon exercise of options held by Robert M. Viola.

(11) Includes 75,000 Shares of Common Stock issuable upon exercise of options held by Peter C. Liman.

(12) Represents 30,000 shares of Common Stock issuable upon exercise of options held by Stephen Naar.

(13) Includes 990,000 shares of Common Stock issuable upon exercise of options held by officers and directors.

                         OWNERSHIP OF PREFERRED STOCK

      The following table sets forth as of December 10, 1999, certain information with respect to the Company's Preferred Stock beneficially owned by persons who are known to the Company to be owners of more than five percent of the issued and outstanding shares of Preferred Stock of the Company, each of its directors and nominees for director, each executive officer named in the Summary Compensation Table and by all its directors and executive officers as a group. Such persons have sole voting power and sole dispositive power with respect to all shares set forth in the table unless otherwise specified in the footnotes to the table.

                                                      AMOUNT AND NATURE OF
         NAME AND ADDRESS                             BENEFICIAL OWNERSHIP      PERCENT OF CLASS (1)
        ------------------                           -----------------------   ----------------------
Sheth Group .................................              657,832(2)                    86.8%
Post Office Box 5551
Dubai, United Arab Emirates

Transvit Manufacturing Corporation ..........              537,142                       70.9%
1211 Geneva, 25 Switzerland
Case Postale 69

Nevell Investments, S.A .....................              120,690                       15.9%
P.O. Box 7707
Dubai, United Arab Emirates

Pioneer Ventures Associates LP ..............              100,000(3)                    13.1%
651 Day Hill Road, P.O. Box 40
Windsor, Connecticut 06095

Viren S. Sheth (4) ..........................                  -0-                       0%
12500 San Pedro Avenue, Suite 500
San Antonio, Texas 78216

Richard R. Howard ...........................                  -0-                       0%
12500 San Pedro Avenue, Suite 500
San Antonio, Texas 78216

Richard P. Rifenburgh .......................                  -0-                       0%
133 N. Pompano Beach Boulevard
Pompano Beach, Florida 33062

Robert R. Sparacino .........................                  -0-                       0%
175 Blackberry Drive
Stamford, Connecticut 06903

Aaron Zutler ................................                  -0-                       0%
80 Skyline Drive
Plainview, New York 11803



Jay J. Sheth (5) ............................                  -0-                       0%
319 Pinner Road
North Harrow, Middlesex
HA1 4HF England

B.J. Harid ..................................                  -0-                       0%
P.O. Box 5551
Dubai, United Arab Emirates

Robert M. Viola .............................                  -0-                       0%
12500 San Pedro Avenue, Suite 500
San Antonio, Texas 78216

Peter C. Liman ..............................                  -0-                       0%
12500 San Pedro Avenue, Suite 500
San Antonio, Texas 78216

Robert A. Lerman (6) ........................                  -0-                       0%
651 Day Hill Road, P.O. Box 40
Windsor, Connecticut 06095

Stephen Naar ................................                  -0-                       0%
12500 San Pedro Avenue, Suite 500
San Antonio, Texas 78216
All executive officers and directors as .....                  -0-                       0%
a group, eleven (11) persons


--------------------------------------------------------------------------------

(1) Based on 757,832 shares of Preferred Stock issued and outstanding as of December 10, 1999.

(2) Includes 537,142 shares of Series A Convertible Preferred Stock held by Transvit and 120,690 shares of Series B Convertible Preferred Stock held by Nevell. The Sheth Group owns and controls each of Transvit and Nevell. Each share of Series A Convertible Preferred Stock is convertible into one share of Common Stock. Each share of Series B Convertible Preferred Stock is convertible into four shares of Common Stock.

(3) PVA holds 100,000 shares of Series C Stock which are currently convertible into an aggregate of 1,103,448 shares of Common Stock. Each share of Series C Stock is convertible into 11.034483 shares of Common Stock.

(4) Viren S. Sheth, a Director of the Company and its Chief Executive Officer, although not a member of the Sheth Group, is the brother of three members of the Sheth Group. Viren S. Sheth disclaims beneficial ownership of shares beneficially owned by the Sheth Group.

(5) Jay J. Sheth, a Director of the Company, although not a member of the Sheth Group, is the son of a member of the Sheth Group. Jay J. Sheth disclaims beneficial ownership of shares beneficially owned by the Sheth Group.

(6) Robert A. Lerman, a director of the Company, is the president of the managing member of the general partner of PVA. Mr. Lerman disclaims beneficial ownership of the Preferred Stock held by PVA and the underlying shares of Common Stock thereto, except as to his pecuniary interest therein which is currently less than 1%.

                   MATTERS TO COME BEFORE THE ANNUAL MEETING

PROPOSAL 1: ELECTION OF DIRECTORS

      The Company's Certificate of Incorporation and Bylaws provide that the Board of Directors will consist of not less than three persons, nor more than nine persons with the exact number to be fixed from time to time by the Board of Directors. The Board of Directors has fixed the authorized number of directors at eight.

      Five directors (constituting the entire Board) are to be elected at the Annual Meeting, each to hold office until the next annual meeting of stockholders and until his successor has been duly elected and qualified. It is the intention of the persons named in the accompanying proxy that proxies will be voted for the election of the five nominees named in the following table unless otherwise indicated thereon. Each of the nominees is now a Director of the Company and, is standing for reelection. The Board has no reason to believe that any of the nominees will be unable to serve if elected to office and, to the knowledge of the Board, the nominees intend to serve the entire term for which election is sought. Should any nominee for the office of director named herein become unable or unwilling to accept nomination or election, the persons named in the proxy will vote for such other person as the Board may recommend.

      The following table contains certain information as of December 10, 1999 with respect to the persons who have been nominated to serve as directors:

                                                     POSITION AND OFFICES                      SERVED AS A
          NAME                           AGE           WITH THE COMPANY                      DIRECTOR SINCE
       ----------                       -----      -------------------------              -------------------
Richard P. Rifenburgh (1)(2)(3)          67         Chairman of the Board of                       1992
                                                    Directors

Richard R. Howard (2)(4)                 58         President, Chief Executive                     1999
                                                    Officer and Director

Viren S. Sheth (4)(7)                    50         Director                                       1992

Jay J. Sheth (2)                         43         Director                                       1996

Robert A. Lerman (3)(4)(5)(6)            64         Director                                       1998


(1) Mr. Rifenburgh became Chairman of the Board in August 1992. The Chairman of the Board is not an officer of the Company.

(2)  Member of Executive Committee.

(3)  Member of Audit Committee.

(4)  Member of Compensation Committee.

(5)  Member of Option Committee.

   (FOOTNOTES CONTINUE ON NEXT PAGE)

(6)  Mr. Lerman was elected to the Board on September 28, 1998.

(7) Viren Sheth resigned from his position as Chief Executive Officer in January 1999.

      Biographical information on these continuing directors is set forth below under "Further Information-Board of Directors and Executive Officers."

      Each of the persons set forth in the table above was not selected as a director pursuant to any arrangement or understanding between him and any other person (other than directors or officers of the Company acting solely in their capacities as such) except for: Robert A. Lerman, who became a director pursuant to an Investment Agreement dated September 3, 1998, between PVA and the Company and Jay J. Sheth, who agreed to serve as a director of the Company pursuant to a consensus among the Sheth Group. The Sheth Group is a group which is the beneficial owner of 73.3% of the Company's Common Stock as more particularly set forth below and in the Sheth Group Schedule 13D and amendments thereto filed with the Securities and Exchange Commission.

      The enclosed form of proxy provides a means for the holders of Common Stock and Preferred Stock to vote for all of the nominees listed therein, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all such nominees. Each properly executed proxy received in time for the meeting will be voted as specified therein, or if a stockholder does not specify in his or her executed proxy how the shares represented by his or her proxy are to be voted, such shares shall be voted for the nominees listed therein or for other nominees as provided above. The nominees receiving a plurality of the votes cast at the Annual Meeting will be elected as directors. Abstentions and broker non-votes will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election. Two affiliates of the Sheth Group, Transvit Manufacturing Corporation ("Transvit") and Starion International Limited ("Starion B.V.I."), the record holders of 56.5% and 16.8% of the Company's outstanding shares of Common Stock, respectively, have indicated to the Company that they intend to vote in favor of all of the nominees set forth above.

      The Company's Certificate of Incorporation provides that nominations for the election of directors may be made by the Board, a committee of the Board or any stockholder entitled to vote for the election of directors. Nominations by stockholders shall be made by notice, in writing, delivered or mailed by first class mail, postage prepaid to the Secretary of the Company not less than 14 days nor more than 50 days prior to any meeting of the stockholders called for the election of directors; provided, that if less than 21 days notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Company not later than the close of the seventh day following the day on which notice of the meeting was mailed to stockholders. Each such notice shall set forth the name, age and business address of each proposed nominee, the principal occupation or employment of each such nominee and the number of shares of Common Stock owned by such nominee.

COMMITTEES OF THE BOARD OF DIRECTORS

      The business of the Company is managed under the direction of its Board of Directors. The Company's Board of Directors has established four standing committees: Audit, Option, Compensation and Executive. The Audit Committee is comprised of directors who are not employees of the Company or any of its subsidiaries. Dr. Sparacino, Mr. Lerman and Mr. Rifenburgh are the current members of the Audit Committee. The Audit Committee meets with the independent public accountants, management representatives and internal auditors; recommends to the Company's Board of Directors for the independent public accountants appointment, approves the scope of audits and other services to be performed by the independent public accountants and internal auditors; considers whether the performance of any professional services by the independent public accountants other than services provided in connection with the audit function could impair the independence of the independent public accountants; and reviews the results of internal and external audits and the accounting principles applied in financial reporting and financial and operational controls. The independent public accountants and internal auditors have unrestricted access to the Audit Committee and vice versa.

      The Executive Committee performs the functions of the Nominating Committee. Richard P. Rifenburgh, Jay J. Sheth and Richard R. Howard are the current members of the Executive Committee. When performing Nominating Committee functions, the Executive Committee's duties include developing a policy on the size and composition of the Board and criteria relating to candidate selection, identifying candidates for Board membership and establishing procedures whereby individuals may be recommended by stockholders for consideration by the Executive Committee as possible candidates for election to the Board.

      The Compensation Committee's functions include reviewing the Company's compensation philosophy and programs, including the payment of direct salaries and incentive compensation to directors and officers, and reviewing loans to, or guarantees of obligations of, officers, directors and employees of the Company. The Compensation Committee is comprised of Robert A. Lerman, Viren S. Sheth, Richard R. Howard and Aaron Zutler.

      The Option Committee's function includes administering the Company's stock option plans and making recommendations concerning the granting of options to employees and directors of the Company. The Option Committee is comprised of B.
J. Harid, Robert A. Lerman and Robert R. Sparacino.

MEETINGS OF THE BOARD OF DIRECTORS

      During the fiscal year ended August 28, 1999, the Board of Directors met five (5) times, the Audit Committee met two (2) times, the Compensation Committee met once, the Executive Committee met seven (7) times and the Option Committee met three (3) times. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and committees of which they are members.

COMPENSATION OF DIRECTORS

      The Company provides reimbursement for travel and other expenses incurred by all directors in connection with their service as directors of the Company. In fiscal 1999, the Company also provided compensation to Messrs. Rifenburgh and Zutler and Dr. Sparacino for their services as directors and members of various committees of the Board. Dr. Sparacino and Messrs. Rifenburgh and Zutler each received $2,500 per day for time spent attending Board and Committee meetings. In addition, each received a quarterly retainer of $10,000 as compensation for participation as Board and Committee members. During fiscal 1999 Messrs. Rifenburgh and Zutler and Dr. Sparacino (through their respective associated companies, Moval Management, Marketing Congress and Sparacino Associates, Inc.) received $67,500, $73,750, and $64,250, respectively, in connection with their service as directors and members of committees of the Board.

      The five nominees receiving the highest number of affirmative votes of the shares of Common Stock and Series C Stock, voting together as a class, present in person or represented by proxy and entitled to vote shall be elected as directors. All shares to be voted by proxy will be voted, or not voted, as specified on each proxy.

              THE BOARD UNANIMOUSLY RECOMMENDS THE STOCKHOLDERS
                VOTE FOR THE ELECTION OF THE NOMINEES PROPOSED.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors, upon recommendation of its Audit Committee, has appointed the firm of PWC to serve as independent public accountants of the Company for the fiscal year ending August 26, 2000. Although stockholder approval is not required, the Board of Directors has directed that such appointment be submitted to the stockholders of the Company for ratification at the Annual Meeting. PWC has served as independent public accountants of the Company with respect to the Company's consolidated financial statements for the fiscal year ending August 28, 1999 and is considered by management of the Company to be well qualified. If the stockholders do not ratify the appointment of PWC, the Board of Directors may reconsider the appointment.

      Representatives of PWC will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

      Ratification of the appointment of PWC requires the affirmative vote of a majority of the shares of Common Stock and Series C Stock, voting together as a class, present by proxy or in person and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will not be considered as a vote for or against the proposal and therefore will have no effect on the outcome of the proposal. Proxies will be voted for or against such approval in accordance with specifications marked thereon, and if no specification is made, the proxies will be voted for such approval.

              THE BOARD UNANIMOUSLY RECOMMENDS THE STOCKHOLDERS
                    VOTE FOR THE ADOPTION OF THIS PROPOSAL.

                              FURTHER INFORMATION

BOARD OF DIRECTORS

      Set forth below is information with respect to the nominees for director.

      RICHARD P. RIFENBURGH has served as Chairman of the Board of Moval Management Corporation since 1968. Moval Management Corporation is a management consulting firm which specializes in restoring companies in financial distress. From February 1989 until May 1991 Mr. Rifenburgh served as Chairman of the Board and Chief Executive Officer of MiniScribe Corporation, a publicly-held holding company and manufacturer of computer disc drives. From 1987 to 1990 he was a General Partner at Hambrecht and Quist Venture Partners, a venture capital organization. From 1988 to 1990 he was Chairman of the Board and Chief Executive Officer of Ironstone Group, Inc., a publicly-held company. Mr. Rifenburgh currently serves as a director of Concurrent Computer Corporation, which files reports with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Mr. Rifenburgh is also Chairman of the Board of Directors of St. George Crystal Ltd., a major manufacturer of fine quality crystal products, and CyberGuard Corporation, a provider of security software, a publicly-held company which files reports with the Commission pursuant to the Exchange Act. In 1997, Mr. Rifenburgh was elected to the Board of Directors of Verance Corp. In June 1998, Mr. Rifenburgh was elected to the Board of Directors of Verance Corporation ("Verance," formerly, Aris Technologies, Inc.), a private company located in Cambridge, Massachusetts. Verance is an industry leader in proprietary digital audio watermarking systems and solutions. None of the companies set forth above with which Mr. Rifenburgh has been affiliated are, or have been, affiliates of the Company.

      JAY J. SHETH was elected to the Board of Directors in January 1996. Mr. Sheth became the Managing Director of Starion International Limited ("Starion U.K.") in 1984. Starion U.K. is a manufacturer and distributor of fragrances and cosmetics based in the United Kingdom and is owned by the Sheth Group. From 1979 to March 1993 Mr. Sheth was Managing Director of S&J Perfume Company, Ltd., a supplier of fragrance products based in the United Kingdom which sold principally to distributors in the Middle East and to the Company. Mr. Sheth has been a Managing Director of Starion Cosmetics Limited since 1991 and a Director of Star Group Services Limited, a services company, since 1995. Since 1994 Mr. Sheth has been a Director of Plus One Design Limited. S&J Perfume Company, Ltd., Starion Cosmetics Limited, Star Group Services Limited and Plus One Design Limited are entities owned and controlled by the Sheth Group. Mr. Sheth is also a director of Unistar International Limited.

      VIREN S. SHETH served as Chief Executive Officer of the Company until January 1999. He became a Director and Chief Executive Officer of the Company on December 3, 1992. Mr. Sheth served as President, Chief Executive Officer and a director of Eurostar Perfumes, Inc. ("Eurostar") from August 1992 until the merger of Eurostar with and into the Company (the "Merger") in August 1995. From 1983 to August 1992 Mr. Sheth was a director of S&J Perfume Company, Ltd., a supplier of fragrance products based in the United Kingdom which sold principally to distributors in the Middle East and to the Company. Mr. Sheth is also a director of Unistar International Limited.

      ROBERT A. LERMAN was elected to the Board of Directors in September 1998. Since 1997, Mr. Lerman has been President and a Director of Pioneer Ventures Corp., the managing member of the general partner of various related investment company partnerships. Since 1993, Mr. Lerman has been President and a Director of Pioneer Partners Corp., a privately-held corporation and the general partner of an investment partnership. In 1988, he founded Pioneer Capital Corp., a privately-held venture capital corporation, and has served as a Director, Secretary and Treasurer since its inception. Mr. Lerman has served since 1978 as Director and President of Thermodynetics, Inc., a publicly-held company engaged in manufacturing and marketing heat exchanger components and energy saving devices. Since 1998, Mr. Lerman has been a director of Initio, Inc. a public company, and of Energy Brands, Inc., a closely held company engaged in marketing beverages.

      RICHARD R. HOWARD joined the Company in December 1997 as Executive Vice President and Chief Operating Officer. In July 1998, he was named President and Chief Operating Officer. Mr. Howard became a Director and Chief Executive Officer of the Company in January 1999. From August 1995 to December 1997 Mr. Howard served as Director, Strategic Services Consulting for KPMG Peat Marwick LLP, and held a consultancy position as Chief Operating Officer with JABRA Corporation, a high-technology startup company. Mr. Howard served as a Senior Vice President of Operations for Chesebrough Ponds USA Co., and also as Executive Vice President of World-Wide Operations for Elizabeth Arden, Inc. from March 1992 to May 1995, both being divisions of Unilever PLC. From September 1989 to March 1992, Mr. Howard was Senior Vice President, Operations for Somerset Knitting Mills Inc., a division of the Phillips-Van Heusen Corp.

INFORMATION WITH RESPECT TO EXECUTIVE OFFICERS

      The following is a list of the executive officers of the Company as of December 10, 1999, their ages, positions and offices with the Company, and periods during which they have served in such positions and offices:


     NAME                    AGE          POSITION WITH THE COMPANY                   OFFICER SINCE
    ------                 ------        ---------------------------                 ----------------
Richard R. Howard            58        President, Chief Executive Officer              December 1997
                                       and Director

Robert M. Viola              53        Executive Vice President and                    December 1997
                                       Chief Financial Officer

Peter C. Liman               60        Vice President, Marketing                        August 1995

Stephen Naar                 49        Vice President, Sales, Latin                    December 1998
                                       American Division


================================================================================

      RICHARD R. HOWARD'S business background is set forth above under "Information with Respect to Nominees for Director."

      ROBERT M. VIOLA joined the Company in December 1997 as Vice President and Chief Financial Officer. In September 1998, he was named Executive Vice President and Chief Financial Officer. From June 1995 to January 1997, Mr. Viola served in the dual capacity of President and Chief Financial Officer of Zotos Corporation, a manufacturer and distributor of professional hair and skin care products and a wholly-owned subsidiary of Shisiedo Co., Ltd. (Tokyo, Japan). From May 1990 to June 1995 Mr. Viola served as Senior Vice President and Chief Financial Officer of Zotos Corporation. From May 1983 to February 1990, Mr. Viola served in the capacity of Corporate Controller of Faberge USA, Inc. and Elizabeth Arden USA, Inc.

      PETER C. LIMAN has served as Vice President, Marketing since August 1995. From December 1982 to July 1995 Mr. Liman served as Vice President, Marketing for Del Pharmaceuticals Inc., a division of Del Laboratories, Inc., a publicly-held company located in Farmingdale, New York.

      STEPHEN NAAR joined the Company in January 1995 and has served as Vice President, Latin American Division since November 1996. From 1991 to 1994, Mr. Naar was Vice President of Yale de Mexico, a privately owned apparel manufacturing company.

FAMILY RELATIONSHIPS AMONG DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

      Viren S. Sheth and Jay J. Sheth are directors of the Company and are unrelated to each other. Viren S. Sheth is the brother of three members of the Sheth Group. Jay J. Sheth is the son of a member of the Sheth Group.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee has furnished the following report on the Company's executive compensation policies. This report describes the Compensation Committee's compensation policies applicable to the Company's executive officers and provides specific information regarding the compensation of the Company's Chief Executive Officer. (The information contained in this "Compensation Committee Report on Executive Compensation" shall not be deemed to be "soliciting material" or to be "filed" with the Commission, nor shall such information be incorporated by reference into any future filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.)

      The Compensation Committee is comprised of Robert A. Lerman, Viren S. Sheth, Richard R. Howard and Aaron Zutler, and administers and oversees all aspects of the Company's executive compensation policy and reports its determinations to the Board of Directors. The Compensation Committee's overall goal is to develop executive compensation policies that are consistent with, and linked to, strategic business objectives and Company values.

      In fiscal 1999, the total compensation program for the Company's top executives, approved by the Company's Board of Directors, consisted of a base salary and bonus for each of such executives.

      BASE SALARY PROGRAM

      It is the Company's policy to establish salaries at a level approximating the average of the competitive levels in comparable organizations and to provide annual salary increases reflective of the executive's performance, level of responsibility and position with the Company. Subsequent to Richard R. Howard's appointment as Chief Executive Officer in January 1999, his annual base salary was increased from $250,000 to $285,000 in recognition of his increased responsibilities. In fiscal year ended August 28, 1999, the Board of Directors authorized a bonus payment of $100,000 for Mr. Howard that, as of December 10, 1999, has not been paid.

      ANNUAL INCENTIVE

      Each year, the Compensation Committee evaluates the performance of the Company as a whole, as well as the performance of each individual executive. Factors considered include revenue growth and cost control. The Compensation Committee does not utilize formalized mathematical formulae, nor does it assign weightings to these factors. The Compensation Committee, in its sole discretion, determines the amount, if any, of incentive payments to each executive. The Compensation Committee believes that the Company's growth in revenue and cost control require subjectivity on the part of the Committee when determining incentive payments. The Compensation Committee believes that specific formulae restrict flexibility.

                            COMPENSATION COMMITTEE
                               Robert A. Lerman
                               Richard R. Howard
                                Viren S. Sheth
                                 Aaron Zutler

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Sheth Group is the beneficial owner of approximately 73.3% of the Company's Common Stock. Viren S. Sheth, although not a member of the Sheth Group, is the brother of three members of the Sheth Group. Viren S. Sheth disclaims beneficial ownership of shares beneficially owned by the Sheth Group. On February 9, 1999, the Board of Directors elected Robert A. Lerman, Aaron Zutler, Viren S. Sheth and Richard R. Howard to the Compensation Committee. Viren S. Sheth served as Chief Executive Officer of the Company until January 1999.

EXECUTIVE COMPENSATION

      The following Summary Compensation Table sets forth certain information concerning compensation for fiscal years ended August 30, 1997, August 29, 1998 and August 28, 1999 of the Company's Chief Executive Officer and four other most highly compensated executive officers (the "named executive officers").

                                                                                               LONG-TERM
                                                            ANNUAL                            COMPENSATION
                                                         COMPENSATION                            AWARDS
                                        ---------------------------------------------------  ---------------
  NAME AND PRINCIPAL         FISCAL                                       OTHER ANNUAL                              ALL OTHER
       POSITION               YEAR        SALARY($)         BONUS($)      COMPENSATION (1)     OPTIONS (#)        COMPENSATION ($)
 --------------------      ----------   ------------     ------------   -------------------  ---------------   --------------------
Viren S. Sheth(2)             1999        $288,950             -0-               -0-           480,000(3)          $ 11,442(4)
                              1998        $385,000             -0-               -0-               -0-             $ 16,110(4)
                              1997        $385,000             -0-               -0-               -0-             $ 16,784(4)



Richard R. Howard(5)          1999        $267,500        $100,000          $ 60,000           250,000(3)          $  7,505(6)
   President & Chief          1998        $146,154        $ 60,000          $ 40,500           200,000             $  3,935(6)
   Executive Officer          1997             -0-             -0-               -0-               -0-                  -0-


Robert M. Viola(5)            1999        $200,000        $ 60,000          $ 54,000           150,000(3)          $  6,934(6)
   Executive Vice             1998        $116,250        $ 35,000          $ 33,000           125,000             $  3,935(6)
   President & Chief          1997             -0-             -0-               -0-               -0-                  -0-
   Financial Officer

Peter C. Liman                1999        $140,000        $ 15,000               -0-            50,000(3)          $  5,387(7)
   Vice President             1998        $120,000        $ 15,000               -0-               -0-             $  6,234(7)
   Marketing                  1997        $105,769             -0-               -0-           125,000             $  9,476(7)


Stephen Naar                  1999        $137,025        $ 10,353               -0-            55,000(3)          $  8,538(8)
 Vice President               1998        $132,693        $ 15,000               -0-               -0-             $  8,675(8)
   Latin America              1997        $122,492        $ 36,312               -0-            50,000             $  6,631(8)


--------------------------------------------------------------------------------

(1) Excludes perquisites and other benefits if the aggregate amount of such compensation is less than the lesser of $50,000 or 10% of the annual salary and bonus reported for the named executive officer.

(2) Viren S. Sheth resigned from his position as Chief Executive Officer in January 1999.

(3) Includes previously granted options that were repriced on December 9, 1998.

(4) The amounts are comprised of (i) contributions to the Company's 401(k) Plan in the amounts of $6,317 in 1999, $5,553 in 1998 and $9,500 in 1997 and (ii) premiums paid by the Company for insurance not generally available to all Company employees in the amounts of $5,125 in 1999, $10,557 in 1998 and $7,284 in 1997.

(5) Mr. Howard and Mr. Viola each joined the Company in December 1997. Mr. Howard replaced Viren S. Sheth as Chief Executive Officer in January 1999.

(6) The amounts are comprised of premiums paid by the Company for insurance not generally available to all Company employees in the amounts of $5,125 in 1999 and $3,935 in 1998.

(7) The amounts are comprised of (i) contributions to the Company's 401(k) Plan in the amounts of $4,836 in 1999, $3,429 in 1998 and $1,285 in 1997 and (ii) premiums paid by the Company for insurance not generally available to all Company employees in the amounts of $551 in 1999, $2,901 in 1998, and $1,820 in 1997.

(8) The amounts are comprised of (i) contributions to the Company's 401(k) Plan in the amounts of $3,413 in 1999, $3,429 in 1998, and $1,285 in 1997
      and (ii) premiums paid by the Company for insurance not generally available to all Company employees in the amounts of $5,125 in 1999, $5,246 in 1998, and $5,246 in 1997.

OPTION GRANTS IN 1999 FISCAL YEAR

      The following table provides information concerning grants of stock options by the Company to the named executive officers in fiscal 1999. The Company has not granted any stock appreciation rights.

                                                                                                  POTENTIAL REALIZABLE VALUE
                                                                                                    AT ASSUMED ANNUAL RATES
                                INDIVIDUAL                                                        OF STOCK PRICE APPRECIATION
                                 GRANTS                                                                  THE OPTION TERM
                             ---------------                                                     -----------------------------
                                                 PERCENTAGE OF
                                NUMBER OF            TOTAL
                               SECURITIES           OPTIONS
                               UNDERLYING          GRANTED TO        EXERCISE
                                OPTIONS           EMPLOYEES IN        PRICE       EXPIRATION
      NAME                     GRANTED(1)         FISCAL YEAR       ($/SHARE)        DATE           5% ($)          10% ($)
     ------                  ---------------   -----------------   ------------  ------------    ------------    -------------
Viren S. Sheth(2)               480,000              30.1%            6.313        04/19/06       1,232,160        2,873,760

Richard R. Howard(3)             50,000               3.1%            6.313        09/01/08         173,850          428,850
                                200,000              12.6%            6.313        12/08/07         603,400        1,443,400

Robert M. Viola(4)               25,000               1.6%            6.313        09/01/08          86,925          214,425
                                125,000               7.8%            6.313        12/01/07         377,125          902,125

Peter C. Liman(5)                50,000               3.1%            6.313        04/25/07         150,850          360,850

Stephen Naar(6)                   5,000              0.31%            4.813        04/27/09          15,135           38,350
                                 50,000               3.1%            6.313        04/25/07         150,850          360,850


(1)   Includes options that were repriced on December 9, 1998.

(2) Mr. Sheth received an aggregate of 30.1% of all option grants to employees in 1999.

(3) Mr. Howard received an aggregate of 15.7% of all option grants to employees in 1999.

(4) Mr. Viola received an aggregate of 9.4% of all option grants to employees in 1999.

(5) Mr. Liman received an aggregate of 3.1% of all option grants to employees in 1999.

(6) Mr. Naar received an aggregate of 3.4% of all option grants to employees in 1999.

There were no other grants to executive officers during 1999.

OPTION EXERCISES IN 1999 FISCAL YEAR AND YEAR-END OPTION VALUE

      The following table provides information concerning options exercised in fiscal 1999 by the named executive officers and the value of such officer's unexercised options at August 28, 1999

                                                         NUMBER OF UNEXERCISED               VALUE OF UNEXERCISED
                                                              OPTIONS AT                    IN THE MONEY OPTIONS AT
                                                          FISCAL YEAR END (#)                FISCAL YEAR END ($)(1)
                                                     -------------------------------    ---------------------------------
                             SHARES
                            ACQUIRED
                               ON         VALUE
                            EXERCISE     REALIZED
      NAME                    (#)          ($)       EXERCISABLE      UNEXERCISABLE       EXERCISABLE      UNEXERCISABLE
     ------                ----------   ----------  -------------    ---------------    ---------------    --------------
Viren S. Sheth                --            --         480,000               -0-               -0-               -0-
Richard R. Howard             --            --          90,000           160,000               -0-               -0-
Robert M. Viola               --            --          50,000           100,000               -0-               -0-
Peter C. Liman                --            --          75,000            50,000               -0-               -0-
Stephen Naar                  --            --          30,000            25,000               -0-               -0-


(1) The "value" of any option set forth in the table above is determined by subtracting the amount which must be paid upon exercise of the options from the market value of the underlying Common Stock as of August 28, 1999 (based on the closing sales price as reported by the NASDAQ Stock Market).

REPORT ON REPRICING OF OPTIONS

      On December 9, 1998, the Board of Directors repriced all unexercised options, including the options held by the executive officers listed in the Summary Compensation Table above resulting in an exercise price of $6.313 per share for all such options. The new exercise price equals the closing market price per share of Common Stock on the date of repricing. The repricing did not amend the vesting or expiration dates of such options.

      The Board of Directors based its decision to reprice such options on the following factors: (i) the stock price of the Company's Common Stock had fallen substantially and (ii) the Company's need to retain and motivate key employees in an industry in which there is intense competition for experienced personnel. The Board of Directors determined that such repricing of options was necessary because equity incentives are a significant component of the total compensation of the named executive officers and play a substantial role in the Company's ability to retain the services of individuals essential to the Company's long-term financial success. The Board of Directors felt that the Company's ability to retain key employees would be significantly impaired unless value was restored in the form of regranted options for the Common Stock.


                                                        TEN-YEAR OPTION/SAR REPRICINGS TABLE                        LENGTH OF
                                           NUMBER OF                                                             ORIGINAL OPTION
                                          SECURITIES         MARKET                                                    TERM
                                          UNDERLYING        PRICE OF         EXERCISE PRICE                         REMAINING AT
                                         OPTIONS/SARS       STOCK AT           AT TIME OF            NEW              DATE OF
                                         REPRICED OR        TIME OF           REPRICING OR         EXERCISE         REPRICING OR
     NAME                   DATE          AMENDED(#)       REPRICING $        AMENDMENT ($)        PRICE ($)         AMENDMENT
    ------               ---------      ---------------  ---------------   -------------------   -------------   ------------------

Viren S. Sheth           12/09/98          480,000           $6.313             $7.5625             $6.313           7 yrs. 5 mos.
Richard R. Howard        12/09/98          200,000           $6.313             $ 10.50             $6.313              9 yrs.
                         12/09/98           50,000           $6.313             $  6.75             $6.313              10 yrs.
Robert M. Viola          12/09/98          125,000           $6.313             $ 10.50             $6.313              9 yrs.
                         12/09/98           25,000           $6.313             $  6.75             $6.313              10 yrs.
Peter C. Liman           12/09/98           50,000           $6.313             $ 9.375             $6.313           8 yrs. 5 mos.
Stephen Naar             12/09/98           50,000           $6.313             $ 9.375             $6.313           8 yrs. 5 mos.


--------------------------------------------------------------------------------


                             THE BOARD OF DIRECTORS
                              Richard P. Rifenburgh
                               Robert R. Sparacino
                                Robert A. Lerman
                                Richard R. Howard
                                 Viren S. Sheth
                                  Aaron Zutler
                                  Jay J. Sheth
                                   B. J. Harid

EMPLOYMENT AGREEMENTS

      Richard R. Howard, President and Chief Executive Officer of the Company, and the Company are parties to a two-year employment agreement, dated effective September 1, 1998, pursuant to which Mr. Howard receives a base salary of $285,000 per annum, and an annual bonus opportunity of up to 40% of his base salary. In connection with this employment agreement, Mr. Howard received an option to purchase up to 50,000 shares of Common Stock, which vested immediately.

      Robert M. Viola, Senior Executive Vice President and Chief Financial Officer of the Company, and the Company are parties to a two year employment agreement, dated effective September 1, 1998, pursuant to which Mr. Viola receives a base salary of $210,000 per annum, and annual bonus opportunity of up to 25% of his base salary. In connection with this employment agreement, Mr. Viola received an option to purchase up to 25,000 shares of Common Stock, which vested immediately.

      Other than as set forth above, there are no compensatory plans or arrangements with respect to any individual named in the Summary Compensation Table above or otherwise which would result from the resignation, retirement or any other termination of such individual's employment with the Company or a change in the individual's responsibilities following a change in control.

PERFORMANCE GRAPH


      The Company has utilized the Center for Research in Security Prices ("CRSP") Total Return Index for the NASDAQ Stock Market. The above performance graph compares the performance of the Company's Common Stock to CRSP Total Return Index for the NASDAQ Stock Market and to a Cosmetics/Sundries Index for the five-year period from August 31, 1994 through August 28, 1999. The Cosmetics/Sundries Index is comprised of all NASDAQ listed companies having the three digit standard industry classification code 284, which relates to perfumes, cosmetics and toilet preparations products. The graph assumes that the value of the investment in the Company's Common Stock and each Index was 100 at August 31, 1994 and that all dividends were reinvested.


                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

                                     LEGEND


  CRSP TOTAL RETURNS INDEX FOR:                         08/31/94     08/31/95     08/31/96    08/31/97      08/31/98      08/31/99
  ----------------------------                          --------     --------     --------    --------      --------      --------
  Tristar Corporation                                     100.0       140.0        184.0        263.0         159.0         144.0
  Nasdaq Stock Market (US Companies)                      100.0       135.0        152.0        212.0         200.0         371.0
  NASDAQ Stocks (SIC 2840-2849 US + Foreign)              100.0       118.0        149.0        219.0         248.0         326.0
  Soap, Detergents, and Cleaning Preparations; Perfumes, Cosmetics


         The foregoing graph is based on historical data and is not necessarily indicative of future performance. This graph shall not be deemed to be "soliciting material" or to be "filed" with the Commission or subject to Regulations 14A and 14C under the Exchange Act, as amended, or to the liabilities of Section 18 under the Exchange Act.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company with respect to fiscal 1999, the Company believes that its officers, directors and holders of more than 10% of the Company's Common Stock complied with Section 16(a) filing requirements, except for Robert A. Lerman whose Form 3 was filed late; the responsibility for filing this form was undertaken by the Company at the closing of the Pioneer investment.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

         None of the Company's directors, nominees, officers or affiliates, nor any beneficial owner of more than 5% of the Company's Common or Preferred Stock, nor any associate of any such directors, nominees, officers, affiliates or 5% stockholders, is a party adverse to the Company or has a material interest adverse to the Company in any material legal proceeding.

FREITAS AND KENNER

         In October 1994, a suit was filed in Florida state court against the Company and two of its directors by Ross Freitas, Carolyn Kenner, Rose Freitas and Melissa Freitas. The complaint alleged causes of action by two plaintiffs for libel and sought indemnification of legal costs allegedly incurred by those plaintiffs in suits and proceedings arising from the facts which were the subject of the investigation conducted by the Special Committee of the Board of Directors in 1992. The complaint also alleged, on behalf of all four plaintiffs, that the Company's disclosures relating to the Sheth Group's holding of Company stock and other matters were fraudulent or negligently misrepresented. In April 1995, the court dismissed the complaint without prejudice, in part due to the plaintiffs' failure to state a claim for relief. In May 1995 the plaintiffs refiled the complaint, asserting many of the same claims, and in June 1996, amended their complaint yet again, naming only the Company and one of its directors as defendants. In October 1998, the court dismissed the claim against the one director. On November 3, 1999, the Court dismissed the remaining claims for failure to prosecute.

                              CERTAIN TRANSACTIONS

SHETH GROUP

         At August 28, 1999, a majority of the Company's Common Stock (73.3 %), continued to be controlled by the Sheth Group, principally through its ownership and control of Transvit, Nevell and Starion B.V.I.

TRANSACTIONS WITH SHETH GROUP AFFILIATES

         During fiscal 1999 the Company purchased approximately $2,979,000 of finished goods and fragrance product components from the Sheth Group affiliates. At August 28, 1999, the Company had outstanding payables to the Sheth Group affiliates in the amount of $3,516,000.

         During fiscal 1999 the Company sold products to the Sheth Group affiliates in the amount of $5,418,000. At August 28, 1999, the Company had receivables outstanding from the Sheth Group affiliates of $4,118,000.

OTHER TRANSACTIONS

         During fiscal 1999, the Company completed a private placement whereby it sold 100,000 shares of Series C Stock to PVA for $60 per share. In connection with this private placement, the Company issued PVA warrants to purchase the aggregate of 165,000 shares of Common Stock at exercise prices ranging from $4.00 to $6.28 per share. In addition, the Company issued Ventures Management Partners LLC, the general partner of PVA ("VMP"), a warrant to purchase 20,000 shares of Common Stock at a per share exercise price of $4.75. The Company received proceeds of approximately $6,000,000 from this private placement. Robert A. Lerman, a director of the Company, is the president of the managing member of VMP. Mr. Lerman disclaims beneficial ownership of the Series C Stock held by PVA and the underlying shares of Common Stock thereto, except as to his indirect pecuniary interest therein which is currently less than one percent.

DIRECTOR FEES

         For fiscal 1999 the Company incurred approximately $206,000 in fees to current directors, Richard P. Rifenburgh, Robert R. Sparacino and Aaron Zutler. These fees relate to the participation of Messrs. Rifenburgh and Zutler and Dr. Sparacino in meetings of the Company's Board and committees. As of August 28, 1999, approximately $72,000 of these fees had not yet been paid. All of these fees were paid through the directors' associated companies, Moval Management, Marketing Congress and Sparacino Associates.

FINANCING OF SETTLEMENT AGREEMENT

         The Company became indebted to the Sheth Group in the amount of $4.0 million in the form of subordinated long-term debt. The proceeds of such debt was utilized by the Company in the settlement of the previously disclosed (December 1993) stockholder class action litigation.

         The loans from the Sheth Group were bearing interest at 6.36% to 8.23% per annum. In March 1998, the Company and the Sheth Group reached an agreement to eliminate the future accrual of any interest on the remaining indebtedness.

         Pursuant to an agreement entered into in connection with the settlement agreement, the Sheth Group was granted warrants for the right to purchase up to 2,000,000 shares of the Company's

Common Stock within ten years of the date of issuance. The initial per share price of the Common Stock under the warrants is $5.34 and it increases by 10% per year after year seven.

         The Company also extended until August 31, 2003, the exercise date of previously issued Common Stock warrants held by an affiliate of the Sheth Group to purchase 400,000 shares of the Company's Common Stock.

         In 1993, Transvit, a Sheth Group affiliate, entered into a lending arrangement with Eurostar (now merged into the Company), whereby Eurostar could borrow up to $9 million at an interest rate of 4.5% per annum. Effective December 11, 1996, the outstanding debt of $4.7 million was exchanged for 666,529 shares of the Company's Series A Convertible Preferred Stock. Such stock carries a preferred distribution in the event of liquidation of $7.00 per share with a cumulative dividend of $0.315 per share, convertible at $7.00 per share into the Company's Common Stock. The conversion price approximated the closing bid price of the Company's Common Stock as reported by NASDAQ on the date of this transaction. The Company can redeem the shares of Series A Convertible Preferred Stock at any time for S7.00 per share, plus all accrued and unpaid dividends. At August 29, 1998, cumulative dividends in arrears on the Series A Convertible Preferred Stock approximated $343,000.

         In a subsequent transaction effective February 21, 1997, Nevell, a Sheth Group affiliate and the holder of a subordinated long-term promissory note in the principal amount of $4,000,000, converted $3,500,000 of such note into 120,690 shares of the Company's Series B Convertible Preferred Stock. The Series B Convertible Preferred Stock has cumulative preferred dividends of $2.03 per share and a preferred liquidation distribution of $29.00 per share plus accrued and unpaid dividends. Each share of the Series B Preferred Stock is convertible, at the option of Nevell, into four shares of the Company's Common Stock. The Company can redeem the shares of Series B Convertible Preferred Stock at any time for $29.00 per share, plus all accrued and unpaid dividends. At August 29, 1998, cumulative dividends in arrears on the Series B Convertible Preferred Stock approximated $366,000.

         On February 21, 1997, the closing bid of the Company's Common Stock as reported by NASDAQ was $9 11/32. At that date, the Series B Convertible Preferred Stock carried a beneficial conversion feature of $2 3/32, the difference between the conversion price and the closing bid price. The value of the beneficial conversion feature has been reflected in the financial statements of the Company in a manner similar to that for a dividend to the preferred shareholder. Accordingly, the Company has recorded a charge to retained earnings and an increase in the value of the Series B Convertible Preferred Stock in the amount of $ 1,011,000. Additionally, as a result of the conversion, the Company wrote off $270,000 of warrant valuation costs attributable to the converted debt. This charge has also been recorded to retained earnings in a manner consistent with that for the beneficial conversion feature described above.

                        PROPOSALS FOR NEXT ANNUAL MEETING

         The deadline for submission of stockholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended ("Rule 14a-8"), for inclusion in the Company's proxy statement for its 2001 annual meeting of stockholders is September 7, 2000. After November 21, 2000, notice to the Company of a stockholder proposal submitted otherwise than pursuant to Rule 14a-8 will be considered untimely, and the person named in proxies solicited by the Board of Directors of the Company for its 2001 annual meeting of Stockholders may exercise discretionary authority voting power with respect to any such proposal as to which the Company does not receive timely notice.

                                 OTHER MATTERS

         Management of the Company does not know of any matters to be brought before the Annual Meeting other than the matters set forth in the Notice of Annual Meeting of Stockholders and described herein. However, if any other matters should properly come before the Annual Meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their best judgment.


                                    BY ORDER OF THE BOARD OF DIRECTORS




                                    RICHARD R. HOWARD
                                    PRESIDENT AND CHIEF EXECUTIVE OFFICER


DATED:  JANUARY 5, 2000

                               TRISTAR CORPORATION


           PROXY -- ANNUAL MEETING OF STOCKHOLDERS -- FEBRUARY 3, 2000


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          Please mark, sign, date and return in the enclosed envelope.

             The undersigned stockholder of Tristar Corporation (the "Company") hereby appoints Richard R. Howard and Robert M. Viola , or each of them,
 P   proxies of the undersigned with full power of substitution to vote at the
 R   Annual Meeting of Stockholders of the Company to be held on Thursday,
 O    February 3, 2000, at 10:00 a.m., Eastern Standard Time, at the Company's
 X   global marketing offices, located at 225 West 34th Street, Suite 800, New
 Y York, New York 10122 and at any adjournment thereof, the number of votes which the undersigned would be entitled to cast if personally present:


        (1) ELECTION OF DIRECTORS

            [ ]     FOR                   [ ]     WITHHOLD AUTHORITY
            all nominees listed below     to vote for all nominees listed below
            (except as marked below)


            Richard P. Rifenburgh      Richard R. Howard      Robert A. Lerman

            Viren S. Sheth             Jay J. Sheth



        INSTRUCTIONS:   TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
                        NOMINEE, DRAW A LINE THROUGH OR STRIKE OUT THAT
                        NOMINEE'S NAME AS SET FORTH ABOVE.

        (2) TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING AUGUST 26, 2000

            [ ]  FOR            [ ]  AGAINST              [ ]  ABSTAIN


        (3) To such other business as may lawfully come before the Annual Meeting or any adjournment or adjournments thereof;

            all as more particularly described in the Proxy Statement dated January 5, 2000, relating to such meeting, receipt of which is hereby acknowledged.

            This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the nominees listed in Proposal 1 and FOR Proposal 2.



                                    ____________________________________________

                                    ____________________________________________
                                                  Signature of Stockholder(s)


                                    Please sign your name exactly as it appears hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon.


                                    Dated __________________________, 2000.



                                       -2-